Exhibit F

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated as of September 7, 2010 by and among ZymoGenetics, Inc., a Washington corporation (the “Company”), Novo Nordisk A/S, a Danish corporation (“Novo”), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership (“WPEP”), Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership (“WPNEP I”), and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (“WPNEP III” and, collectively with WPEP and WPNEP I, the “WPEP Parties”). Each of the Company, Novo and the WPEP Parties are sometimes referred to herein individually, as a “Party” and, together as the “Parties.”

RECITALS

WHEREAS, the Company, Novo, Novo Nordisk Pharmaceuticals, Inc., a Delaware corporation and an affiliate of Novo (“NNPI”), WPEP and certain affiliates of WPEP are parties to that certain Shareholders’ Agreement, dated as of November 10, 2000, as amended on February 4, 2002 (the “Shareholders’ Agreement”), and the Company, NNPI, WPEP and certain affiliates of WPEP are parties to that certain Investors’ Rights Agreement, dated as of November 10, 2000 (the “Investors’ Agreement”);

WHEREAS, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership (“WPNEP II”), was dissolved and in connection with such dissolution, any and all shares of Company Common Stock (as defined below) owned by WPNEP II were transferred to WPNEP I;

WHEREAS, WPNEP II is no longer deemed to be a party to each of the Shareholders’ Agreement and the Investors’ Agreement and, accordingly, WPNEP II’s consent is not required to execute this Agreement;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger, dated as of September 7, 2010 (the “Merger Agreement”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement), by and among the Company, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”) and Zeus Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of voting common stock of the Company (the “Company Common Stock”) at the Offer Price on the terms and subject to the conditions set forth therein, and following the consummation of the Offer, either (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger (the “Long-Form Merger”) or (ii) in the event that the Short-Form Threshold is reached, at the election of Parent in accordance with the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub as the surviving corporation in the merger (the “Short-Form Merger,” and either the Long-Form Merger or the Short-Form Merger, as applicable, the “Merger”), and each share of Company Common Stock that is not tendered and accepted pursuant to the Offer will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Merger, the Parties desire to terminate their respective responsibilities and obligations arising under the Shareholders’ Agreement and the Investors’ Agreement, subject only to the closing of the Offer and payment by Merger Sub of the Offer Price to Novo and each of the WPEP Parties for each share of Company Common Stock tendered into the Offer by Novo and each of the WPEP Parties; and

WHEREAS, as holders of a majority of the common stock issued upon conversion of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, Novo and the WPEP Parties consist of the requisite parties having authority to terminate the Shareholders’ Agreement and the Investors’ Agreement in their entirety pursuant to Section 7.4 and Section 3.7 thereof, respectively, by their mutual agreement herein.

NOW, THEREFORE, in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

Article I.                Termination of Shareholders’ Agreement and Investors’ Agreement

Section 1.01           Each of the Parties hereby agrees that the Shareholders’ Agreement and the Investors’ Agreement shall be terminated in their entirety and be of no further force or effect, subject in all respects to and conditioned solely upon the closing of the Offer on the terms and conditions set forth in the Merger Agreement and payment (which, for purposes of this Agreement, shall be satisfied by receipt by the depositary for the Offer of funds from Parent or Merger Sub) of the Offer Price to Novo and each of the WPEP Parties for each share of Company Common Stock tendered into the Offer by Novo and each of the WPEP Parties, without any further or additional action by the Parties.

Section 1.02           Each of the Parties hereby agrees that upon termination of the Shareholders’ Agreement and the Investors’ Agreement in accordance with Section 1.01 above, the parties to the Shareholders’ Agreement shall have no further rights, obligations or duties under the Shareholders’ Agreement or in respect thereof, and the parties to the Investors’ Agreement shall have no further rights, obligations or duties under the Investors’ Agreement or in respect thereof.

Section 1.03           Notwithstanding anything to the contrary set forth herein, upon the first to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the date of any modification, waiver, change or amendment of the Offer or the Merger Agreement executed after the date hereof that results in (A) a decrease in the Offer Price or Merger Consideration or (B) a change in the form of consideration to be paid in the Offer or in the form of Merger Consideration, the Parties hereby mutually agree that (a) this Agreement shall automatically terminate and be of no further force and effect, (b) the Shareholders’ Agreement shall remain in full force and effect, and (c) the Investors’ Agreement shall remain in full force and effect.

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Unless this Agreement is terminated in accordance with the foregoing sentence, the Parties agree that this Agreement is irrevocable and may not be terminated or amended prior to the closing of the Offer.

Article II.              Miscellaneous

Section 2.01           Each Party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to carry out the terms and conditions of this Agreement.

Section 2.02           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, assignees and beneficiaries in interest.

Section 2.03           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to principles of conflicts of laws, and without reference to any rules of construction regarding the Party responsible for the drafting hereof.

Section 2.04           This Agreement may be executed simultaneously in two or more counterparts, and signature pages may be delivered by facsimile or ..pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 2.05           All headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

Section 2.06           This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes and replaces any prior understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other parties by the party to be charged.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ZYMONGENETICS, INC.

By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NOVO NORDISK A/S

By:	/s/ Jesper Brandgaard
	Name:	Jesper Brandgaard
	Title:	Chief Financial Officer

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By:	Warburg, Pincus & Co.
its General Partner

By:	/s/ Jonathan Leff
Name:	Jonathan Leff
Title:	Partner

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, L.P.

By:	Warburg, Pincus & Co.
its General Partner

By:	/s/ Jonathan Leff
Name:	Jonathan Leff
Title:	Partner

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, L.P.

By:	Warburg, Pincus & Co.
its General Partner

By:	/s/ Jonathan Leff
Name:	Jonathan Leff
Title:	Partner

[Signature Page to Termination Agreement]